Exhibit 10.3

Executed

SECOND AMENDED AND RESTATED
COLLATERAL ASSIGNMENT OF TRADEMARKS
(SECURITY AGREEMENT)

THIS SECOND AMENDED AND RESTATED COLLATERAL ASSIGNMENT OF TRADEMARKS (SECURITY AGREEMENT) (this “Agreement”), dated August 22, 2007, is made among LERNCO, INC., a Delaware corporation (“Lernco”), and Jasmine Company, Inc., a Massachusetts corporation (“Jasmine” and together with Lernco, each individually a “Pledgeor” and collectively, “Pledgors”), each with offices at 450 West 33rd Street, New York, New York 10001, in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association, with an office at 1133 Avenue of the Americas, New York, New York 10036, in its capacity as agent (in such capacity, “Pledgee”), for the Lenders and Bank Product Providers (as defined in the Loan Agreement).

W I T N E S S E T H:

WHEREAS, Lernco has previously entered into the Amended and Restated Collateral Assignment of Trademarks (Security Agreement), dated as of March 16, 2004 (the “Existing Security Agreement”), in order to further evidence Lernco’s grant in favor of Pledgee, of a security interest in the Trademarks (as defined herein) and the goodwill and certain other assets with respect to the Trademarks, as further set forth therein.

WHEREAS, Pledgee, Pledgors, Lerner New York, Inc. (“Lerner” and together with Pledgors, collectively, “Borrowers”), Guarantors, and the Persons from time to time party thereto as lenders (“Lenders”), have amended and restated or are about to amend and restate the existing financing arrangements of Pledgee, Lenders, Borrowers and Guarantors pursuant to which Lenders (or Pledgee on behalf of Lenders) may make loans and advances and provide other financial accommodations to Borrowers as set forth in the Second Amended and Restated Loan and Security Agreement, dated as of the date hereof, by and among Pledgee, Lenders, Borrowers and Guarantors (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”) and other agreements, documents and instruments referred to therein or at any time executed and/or delivered in connection therewith or related thereto, including, but not limited to, this Guarantee (all of the foregoing, together with the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, being collectively referred to herein as the “Financing Agreements”).

WHEREAS,  Lernco owns all right, title, and interest in and to, among other things, all the trademarks, United States trademarks and trademark registrations, and the trademark applications and tradenames, set forth on Exhibit A-1 hereto (the “Lernco Trademarks”) and Jasmine owns all right, title, and interest in and to, among other things, all the trademarks, United States trademarks and trademark registrations, and the trademark applications and tradenames, set forth on Exhibit A-2 hereto (the “Jasmine Trademarks”, and collectively, together with the Lernco Trademarks”, the “Trademarks”); and

WHEREAS, in furtherance of the terms of the Financing Agreements and in consideration of Pledgee and the Lenders entering into the Loan Agreement, Pledgors and Pledgee wish to amend and restate the Existing Security Agreement.

NOW THEREFORE, for valuable consideration received and to be received, and as security for the full payment and performance of the Obligations (as defined in the Loan Agreement) arising from the Loan Agreement, and to induce Pledgee and the Lenders to make and continue to make loans and advances to the Borrowers under the Loan Agreement, Pledgors and Pledgee hereby amend and restate the Existing Security Agreement in its entirety as set forth in this Agreement and Pledgors hereby grant to Pledgee, for itself and the ratable benefit of the Lenders and Bank Product Providers, a security interest in:

(a)           the Trademarks;

(b)           all registrations of the Trademarks in any State of the United States and any foreign countries and localities;

(c)           all tradenames, trademarks and trademark registrations hereafter adopted or acquired and used, including, but not limited to, those which are based upon or derived from the Trademarks or any variations thereof (the “Future Trademarks”);

(d)           all extensions, renewals, and continuations of the Trademarks and Future Trademarks and the registrations referred to in clause (b) above;

(e)           all rights to sue for past, present and future infringements of the Trademarks and Future Trademarks;

(f)            all packaging, labeling, trade names, service marks, logos, and trade dress including or containing the Trademarks and Future Trademarks, or a representation thereof, or any variation thereof;

(g)           all licenses and other agreements under which each Pledgor is licensor, but only to the extent that the grant of a security interest therein would not be prohibited by or be a breach of terms thereof, and all fees, rents, royalties, proceeds or monies thereunder, relating to the Trademarks and Future Trademarks and the use thereof; and

(h)           all goodwill of each Pledgor’s business connected with, symbolized by or in any way related to the items set forth in clauses (a) through (g) above.

All of the foregoing items set forth in clauses (a) through (h) are hereinafter referred to collectively as the “Collateral.”

AND Pledgors hereby covenants with Pledgee as follows:

1.             Pledgors’ Obligations.  Each Pledgor agrees that, notwithstanding this Agreement, it will perform and discharge and remain liable for all its covenants, duties, and obligations arising in connection with the Collateral and any licenses and agreements related thereto.  Pledgee shall have no obligation or liability in connection with the Collateral or any licenses or agreements relating thereto by reason of this Agreement or any payment received by Pledgee or any Lender relating to the Collateral, nor shall Pledgee or any Lender be required to perform any covenant, duty, or obligation of each Pledgor arising in connection with the Collateral or any license or agreement related thereto or to take any other action regarding the Collateral or any such licenses or agreement.

2.             Representations and Warranties.  Each Pledgor represents and warrants to Pledgee that:

(a)           Pledgors are the owner of the Collateral, and no adverse claims have been made with respect to its title to or the validity of the Collateral;

(b)           the Trademarks are the only trademarks, trademark registrations, trademark applications and trade names in which Pledgors have all right, title and interest;

(c)           none of the Collateral is subject to any prior mortgage, pledge, lien, security interest, lease, charge, encumbrance or license (by Pledgors as licensor), except for Pledgee’s interests granted hereunder and under the Existing Security Agreement; and

(d)           when this Agreement is filed in the United States Patent and Trademark Office (the “Trademark Office”) and the Pledgee has taken the other actions contemplated in this Agreement and by the Financing Agreements, if, and to the extent that a security interest may be perfected in such Collateral under applicable law this Agreement will create a legal and valid perfected and continuing lien on and security interest in the Collateral in favor of Pledgee (except for any non-U.S. Trademarks), enforceable against Pledgors and all third parties, subject to no other prior mortgage, lien, charge, encumbrance, or security or other interest.

3.             Covenants.  Each Pledgor will maintain the Collateral, defend the Collateral against the claims of all persons, and will maintain and renew all registrations of the Collateral; notwithstanding the foregoing, Pledgors will not be required to maintain, renew or defend any Collateral which, in Pledgors’ reasonable judgment, no longer has any material economic value.  Pledgors will maintain at least the same standards of quality (which Pledgee has reviewed) for the goods and services in connection with which the Trademarks are used as Pledgors maintained for such goods and services prior to entering into this Agreement.  Pledgee shall have the right to enter upon Pledgors’ premises as provided in the Financing Agreements to monitor such quality standards.  Without limiting the generality of the foregoing, and so long as any Trademark or Future Trademark, in Pledgors’ reasonable judgment, has material economic value, Pledgors shall not permit the expiration, termination or abandonment of such Trademark or Future Trademark without the prior written consent of Pledgee.  If, before the Obligations have been satisfied in full and the Financing Agreements have been terminated, Pledgors shall be licensed to use any new trademark, or become entitled to the benefit of any trademark application or trademark registration, the provisions of Section 1 hereof shall automatically apply thereto and Pledgors shall give Pledgee prompt notice thereof in writing.

4.             Use Prior to Default.  Effective until Pledgee’s exercise of its rights and remedies upon an Event of Default under and as defined in the Financing Agreements (an “Event of

Default”), Pledgors shall be entitled to use the Collateral in the ordinary course of its business, subject to the terms and covenants of the Financing Agreements and this Agreement.

5.             Remedies Upon Default.  Whenever any Event of Default shall occur and be continuing, Pledgee shall have all the rights and remedies granted to it in such event by the Financing Agreements, which rights and remedies are specifically incorporated herein by reference and made a part hereof, and any and all rights and remedies of law available to Pledgee.  Pledgee in such event may collect directly any payments due to Pledgors in respect of the Collateral and may sell, license, lease, assign, or otherwise dispose of the Collateral in the manner set forth in the Financing Agreements.  Each Pledgor agrees that, in the event of any disposition of the Collateral upon and during the continuance of any such Event of Default, it will duly execute, acknowledge, and deliver all documents necessary or advisable to record title to the Collateral in any transferee or transferees thereof, including, without limitation, valid, recordable assignments of the Trademarks or Future Trademarks.  In the event Pledgors fail or refuse to execute and deliver such documents, each Pledgor hereby irrevocably appoints Pledgee as its attorney-in-fact, with power of substitution, to execute, deliver, and record any such documents on each Pledgor’s behalf as provided in the Financing Agreements.  Notwithstanding any provision hereof to the contrary, during the continuance of an Event of Default, Pledgors may sell any merchandise or services bearing the Trademarks and Future Trademarks in the ordinary course of its business and in a manner consistent with its past practices, until it receives written notice from Pledgee to the contrary.  The preceding sentence shall not limit any right or remedy granted to Pledgee with respect to each Pledgor’s inventory under the Financing Agreements or any other agreement now or hereinafter in effect.

6.             Cumulative Remedies.  The rights and remedies provided herein are cumulative and not exclusive of any other rights or remedies provided by law.  The rights and remedies provided herein are intended to be in addition to and not in substitution of the rights and remedies provided by the Financing Agreements or any other agreement or instrument delivered in connection therewith.

7.             Amendments and Waivers.  This Agreement may not be modified, supplemented, or amended, or any of its provisions waived except in a writing signed by Pledgors and Pledgee.  Pledgors hereby authorize Pledgee to modify this Agreement by amending Exhibit A hereto to include any Future Trademarks.

8.             Waiver of Rights.  No course of dealing between the parties to this Agreement or any failure or delay on the part of any such party in exercising any rights or remedies hereunder shall operate as a waiver of any rights and remedies of such party or any other party, and no single or partial exercise of any rights or remedies by one party hereunder shall operate as a waiver or preclude the exercise of any other rights and remedies of such party or any other party.  No waiver by Pledgee of any breach or default by Pledgors shall be deemed a waiver of any other previous breach or default or of any breach or default occurring thereafter.

9.             Assignment.  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto; provided, however, that no interest herein or in or to the Collateral may be assigned by Pledgors without the prior written consent of Pledgee; and, provided further, that Pledgee may assign the rights and benefits hereof to any party acquiring any interest in the Obligations or any part thereof.

10.           Future Acts.  Until the Obligations shall have been paid in full, Pledgors shall have the duty to make applications on material unregistered, but registrable as trademarks, Collateral owned by each Pledgor in any location where each Pledgor does business, to prosecute such applications diligently, and to preserve and maintain all rights in the material Trademarks and the other material Collateral, except to the extent Pledgors reasonably determine that such Trademarks do not have any material economic value.  Any expenses incurred in connection with such applications and other actions shall be borne by Pledgors.  Pledgors shall not abandon any right to file a trademark application or registration for any trademark, or abandon any such pending trademark application or registration, without the consent of Pledgee, except to the extent that Pledgors reasonably determines that the trademark covered by such application or registration has no material economic value.

11.           Enforcement.  Upon Pledgors’ failure to do so after Pledgee’s demand, or upon the occurrence and during the continuance of an Event of Default, Pledgee shall have the right but shall in no way be obligated to bring suit in its own name to enforce the Trademarks and Future Trademarks and any license thereunder, having material economic value to the Pledgee, in which event Pledgors shall at the request of Pledgee do any and all lawful acts and execute any and all proper documents required by Pledgee in aid of such enforcement and Pledgors shall promptly, upon demand, reimburse and indemnify Pledgee or its agents for all costs and expenses incurred by Pledgee in the exercise of its rights under this Section 11.

12.           Release.  At such time as Pledgors shall completely satisfy all of the non-contingent Obligations, and the Financing Agreements have been terminated, other than upon enforcement of Pledgee’s remedies under the Financing Agreements after an Event of Default, Pledgee will, at Pledgors’ sole cost and expense, execute and deliver to each Pledgor a release or other instrument as may be necessary or proper to release each Pledgor’s lien in the Collateral, subject to any dispositions thereof which may have been made by Pledgee pursuant hereto and as may be necessary to record such release with the U.S. Patents and Trademarks Office, or equivalent authority.

13.           Severability.  If any clause or provision of this Agreement shall be held invalid or unenforceable, in whole or in part, in any jurisdiction, such invalidity or unenforceability shall attach only to such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such or any other clause or provision in any other jurisdiction.

14.           Notices.  All notices, requests and demands to or upon Pledgors or Pledgee under this Agreement shall be given in the manner prescribed by the Financing Agreements.

15.           Governing Law.  This Agreement shall be governed by and construed, applied, and enforced in accordance with the federal laws of the United States of America applicable to trademarks and the laws of the State of New York, except that no doctrine of choice of law shall be used to apply the laws of any other State or jurisdiction.  The parties agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated only in the state and federal courts located in the State of New York, New York County, or in the United

States District Court for the Southern District of New York, whichever Pledgee may elect (except that Pledgee shall have the right to bring any action or proceeding against any Pledgor or its property in the courts of any other jurisdiction which Pledgee deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against any Pledgor or its property).  PLEDGORS AND PLEDGEE EACH WAIVES THE RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND ANY RIGHT EITHER MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS, LACK OF PERSONAL JURISDICTION, OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION.

16.           Counterparts, etc.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Agreement by telefacsimile shall have the same force and effect as the delivery of an original executed counterpart of this Agreement.  Any party delivering an executed counterpart of this Agreement by telefacsimile shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

17.           Supplement.  This Agreement is a supplement to, and is hereby incorporated into, the Financing Agreements and made a part thereof.

18.           Interpretation.  To the extent that any covenants set forth in Section 3 hereto, or representations or warranties set forth in Section 2 hereto are in direct conflict with the terms of any covenants, representations or warranties contained in the Financing Agreements, the terms of this Agreement shall control.  To the extent any other provisions of this Agreement are in direct conflict with the terms of any other provisions of the Financing Agreements, the terms of the Financing Agreements shall control.

19.           Acknowledgment and Restatement.

(a)           Each Pledgor hereby acknowledges, confirms and agrees that each Pledgor is indebted to Pledgee and Lenders in respect of any obligations, liabilities or indebtedness for loans, advances and letter of credit accommodations to Pledgee under the Existing Loan Agreement, the Existing  Security Agreement or the other Existing  Financing Agreements, together with all interest accrued and accruing thereon, and all fees, costs, expenses and other charges relating thereto, all of which are unconditionally owing by each Pledgor to Pledgee without offset, defense, or counterclaim of any kind, nature or description whatsoever. Each Pledgor hereby ratifies, assents, adopts and agrees to pay all of the Obligations arising before, on or after the date hereof.

(b)           Each Pledgor hereby acknowledges, confirms and agrees that Pledgee has and shall continue to have, for itself and the benefit of Lenders, valid, enforceable and perfected first priority security interests in and liens upon all of the Collateral heretofore granted to Pledgee pursuant to the Existing  Security Agreement to secure all of the Obligations subject only to liens permitted under the Loan Agreement and the other Financing Agreements.

(c)           Each Pledgor hereby acknowledges, confirms and agrees that: (i) the Existing  Security Agreement has been duly executed and delivered by Pledgors and is in full force and effect as of the date hereof; (ii) the agreements and obligations of Pledgors contained in the Existing  Security Agreement constitute legal, valid and binding obligations of Pledgors enforceable against it in accordance with the terms thereof, and Pledgors have no valid defense, offset or counterclaim to the enforcement of such obligations; and (iii) Pledgee and Lenders are entitled to all of the rights, remedies and benefits provided for in the Existing  Security Agreement.

(d)           Except as otherwise stated in Section 19(b) hereof and in this Section 19(d), as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing  Security Agreement are hereby amended and restated in their entirety, and as so amended and restated, are replaced and superseded by the terms, conditions agreements, covenants, representations and warranties set forth in this Agreement, except that nothing herein shall impair or adversely affect the continuation of the liability of Pledgors for the obligations or the security interests and liens heretofore granted, pledged or assigned to Pledgee for itself and the benefit of Lenders.  The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the indebtedness and other obligations and liabilities of Pledgors evidenced by or arising under the Existing  Security Agreement and any of the other Existing  Financing Agreements to which Pledgors are a party, and the liens and security interests securing such indebtedness and other obligations and liabilities shall not in any manner be impaired, limited, terminated, waived or released.

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IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

PLEDGORS

LERNCO, INC.,
a Delaware corporation

By:	/s/ Ronald W. Ristau
Name:	Ronald W. Ristau
Title:	President

JASMINE COMPANY, INC.,
a Massachusetts corporation

By:	/s/ Ronald W. Ristau
Name:	Ronald W. Ristau
Title:	President

PLEDGEE

WACHOVIA BANK, NATIONAL ASSOCIATION, as
Agent

By:	/s/ Laurence Forte
Name:	Laurence Forte
Title:	Managing Director